ZAGG INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except par value amounts)
(Unaudited)

	September 30, 2020	December 31, 2019

ASSETS
Current assets:
Cash and cash equivalents	$16,115	$17,801
Accounts receivable, net of allowances of $1,088 and $1,143	91,196	142,804
Income tax receivable	7,980	—
Inventories	80,024	144,944
Prepaid expenses and other current assets	8,539	6,124
Total current assets	203,854	311,673

Property and equipment, net of accumulated depreciation of $14,354 and $14,159	15,759	18,019
Intangible assets, net of accumulated amortization of $105,168 and $95,632	51,704	63,110
Deferred income tax assets, net	23,680	22,657
Operating lease right of use assets	9,890	9,636
Goodwill	24,920	43,569
Other assets	243	567
Total assets	$330,050	$469,231

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$60,142	$87,303
Income tax payable	—	5,266
Sales returns liability	25,668	43,853
Accrued wages and wage related expenses	6,225	6,328
Accrued liabilities	5,440	15,164
Current portion of other long-term liabilities	662	—
Current portion of operating lease liabilities	2,786	2,099
Total current liabilities	100,923	160,013

Line of credit	87,655	107,140
Operating lease liabilities	9,915	10,599
Other long-term liabilities	8,782	—
Total liabilities	207,275	277,752

Stockholders’ equity:
Common stock, $0.001 par value; 100,000 shares authorized; 36,884 and 36,610 shares issued	37	37
Treasury stock, 7,055 and 7,055 common shares at cost	(50,455)	(50,455)
Additional paid-in capital	120,188	116,533
Accumulated other comprehensive loss	(962)	(1,631)
Retained earnings	53,967	126,995
Total stockholders’ equity	122,775	191,479
Total liabilities and stockholders’ equity	$330,050	$469,231

ZAGG INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019

Net sales	$115,456	$146,488	$283,554	$332,034
Cost of sales	77,023	92,143	240,751	216,108
Gross profit	38,433	54,345	42,803	115,926

Operating expenses:
Advertising and marketing	3,218	4,129	10,063	13,228
Selling, general, and administrative	23,849	33,967	80,185	100,036
Transaction costs	72	547	468	1,168
Impairment of goodwill	—	—	18,649	—
Loss on disposal of intangible assets and equipment	—	96	3,683	102
Amortization of intangible assets	3,357	3,948	10,258	13,013
Total operating expenses	30,496	42,687	123,306	127,547

Income (loss) from operations	7,937	11,658	(80,503)	(11,621)

Other income (expense):
Interest expense	(885)	(1,221)	(3,375)	(3,334)
Other income (expense)	867	(462)	1,086	214
Total other expense	(18)	(1,683)	(2,289)	(3,120)

Income (loss) before provision for income taxes	7,919	9,975	(82,792)	(14,741)

Income tax (provision) benefit	(1,700)	(1,293)	10,123	3,663

Net income (loss)	$6,219	$8,682	$(72,669)	$(11,078)

Earnings (loss) per share attributable to stockholders:
Basic earnings (loss) per share	$0.21	$0.30	$(2.44)	$(0.38)
Diluted earnings (loss) per share	$0.21	$0.30	$(2.44)	$(0.38)

ZAGG INC AND SUBSIDIARIES
RECONCILIATION OF NON-U.S. GAAP FINANCIAL INFORMATION TO U.S. GAAP
(Amounts in thousands)
(Unaudited)

UNAUDITED SUPPLEMENTAL DATA

The following adjusted EBITDA, adjusted gross profit and adjusted gross profit margin are not financial measures prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). In addition, they should not be construed as an alternative to any other measures of performance determined in accordance with U.S. GAAP, or as an indicator of our operating performance, liquidity, or cash flows generated by operating, investing, and financing activities as there may be significant factors or trends that they fail to address. We present this financial information because we believe that these measures are helpful to some investors as a measure of our operations. We caution investors that non-U.S. GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

ADJUSTED EBITDA RECONCILIATION		Three Months Ended		Nine Months Ended
		September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019

Net income (loss) in accordance with U.S. GAAP		$6,219	$8,682	$(72,669)	$(11,078)

Adjustments:
a.	Stock-based compensation expense	1,326	632	3,930	3,291
b.	Depreciation and amortization	5,090	5,751	15,435	18,007
c.	Other expense, net	18	1,683	2,289	3,120
d.	Transaction costs	72	547	468	1,168
e.	BRAVEN employee retention bonus	—	—	—	93
f.	Former CFO retention bonus	—	—	—	110
g.	Inventory step-up amount in connection with acquisition of HALO	—	—	—	589
h.	Severance expense	258	1,818	786	2,225
i.	March 2020 inventory write-down	—	—	44,833	—
j.	Impairment of goodwill	—	—	18,649	—
k.	Loss on disposal of intangible assets and equipment	—	—	3,683	—
l.	Adjustment to fair value of acquisition contingent consideration	—	355	—	355
m.	Income tax provision (benefit)	1,700	1,293	(10,123)	(3,663)
Total adjustments		8,464	12,079	79,950	25,295

Adjusted EBITDA		$14,683	$20,761	$7,281	$14,217

ZAGG INC AND SUBSIDIARIES
RECONCILIATION OF NON-U.S. GAAP FINANCIAL INFORMATION TO U.S. GAAP
(Amounts in thousands, except per share amounts)
(Unaudited)

GROSS PROFIT RECONCILIATION	Three Months Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019

Gross profit in accordance with U.S. GAAP	$38,433	$54,345	$42,803	$115,926

Adjustment:
March 2020 inventory write-down	—	—	44,833	—
Adjusted gross profit	$38,433	$54,345	$87,636	$115,926

Adjusted gross profit margin	33%	37%	31%	35%